UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 21, 2006  (September 18, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 5.02 below for a description of the material terms of certain agreements entered into or to be entered into between Centex Corporation and Catherine R. Smith in connection with her appointment as Executive Vice President and Chief Financial Officer of Centex Corporation (the “Corporation”).
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(b)
     On September 21, 2006, the Corporation announced that Catherine R. Smith has been appointed as Executive Vice President and Chief Financial Officer of the Corporation, effective October 16, 2006. Ms. Smith will serve in this capacity until the next annual meeting of the directors of the Corporation, or her earlier death, resignation or removal. Coincident with the effectiveness of the appointment of Ms. Smith as Chief Financial Officer, Mark D. Kemp will resign as interim Chief Financial Officer of the Corporation. Mr. Kemp will remain Senior Vice President and Controller (chief accounting officer) of the Corporation.
Item 5.02(c)
     On September 18, 2006, Catherine R. Smith was appointed Executive Vice President and Chief Financial Officer of the Corporation, effective October 16, 2006. Before joining the Corporation, Ms. Smith, age 43, served as Executive Vice President and Chief Financial Officer of Kennametal, Inc., a global supplier of tooling, engineered components and advanced materials (from April 2005 to October 2006), and as Executive Vice President and Chief Financial Officer of Bell Systems, a business segment of Textron, Inc., a multi-industry company serving the aviation, aerospace and defense, industrial and commercial finance markets (from October 2003 to March 2005). From January 2000 to September 2003, Ms. Smith was employed by Ratheon Company, a defense and aerospace systems supplier, initially as Chief Financial Officer of the Tactical Systems Business Unit, then as Controller, Intelligence and Information Systems Division, and most recently as Vice President and Chief Financial Officer of that division. Prior thereto, Ms. Smith held financial management positions with several electronics companies. None of the entities that previously employed Ms. Smith is a subsidiary or affiliate of Centex. Ms. Smith holds a B.A. degree from the University of California at Santa Barbara and an M.B.A. from the University of Southern California.
     In connection with her appointment as Executive Vice President and Chief Financial Officer, the Compensation and Management Development Committee of the Corporation’s Board of Directors approved the payment of the following salary and other regular annual compensation to Ms. Smith: base salary of $500,000 per annum and participation in a Centex incentive compensation plan, which provides for a target annual incentive compensation for Ms. Smith of $2,325,000 for fiscal 2007, each of which will be reduced to reflect the pro rata portion of fiscal 2007 during which she is employed by the Corporation (i.e., the period between her start date and March 31, 2007). The target short-term incentive compensation (cash bonus) payable to Ms. Smith for fiscal year 2007 (prior to proration) will be $625,000 (or 125% of base salary), which will be guaranteed at the target amount for fiscal 2007. Ms. Smith’s short-term incentive compensation for fiscal year 2008 will be guaranteed at not less than 75% of the target amount. The remaining amount of the targeted incentive compensation for fiscal 2007 will be long-term incentive compensation, which will be subject to company performance and will be delivered in the form of stock options (50%), restricted stock (20%) and deferred cash (30%). Subject to the guaranteed amounts, incentive compensation will be based on performance goals that are the same as for other Centex senior executives as well as her own individual performance, and may be higher or lower than the target amount based on the performance of the Corporation and Ms. Smith. Incentive compensation will be delivered soon after the close of the fiscal year at the same time the other executives’ incentive compensation is determined and paid. Under the current plans, long-term incentives vest in equal annual amounts over three years.
     In addition to the regular annual compensation described above, Ms. Smith will receive, in connection with her commencement of work as an executive officer of the Corporation, options to purchase shares of the Corporation’s Common Stock with an exercise price equal to fair market value (as determined in accordance with the 2003 Equity Incentive Plan) on her start date, with the number of options being equal to $1,300,000 divided by the Black-Scholes value on that date, and also a number of shares of restricted stock determined by dividing $1,300,000 by the fair market value of Common Stock also on the start date. The options and restricted stock will vest 20% on each anniversary of Ms. Smith’s hire date in 2007, 2008, 2009, 2010 and 2011, and the stock options will expire seven years after date of grant. The details of the stock option and restricted stock awards will be reflected in a Form 4 to be filed with the Securities and Exchange Commission after the awards are granted. In addition, Ms. Smith will receive a starting bonus of $300,000, which is subject to a two-year pay back agreement (i.e., an agreement to repay such bonus if her employment with the Corporation terminates within two years), and an additional $500,000 cash award payable in two equal installments on November 1, 2006 and April 1, 2007, each of which is subject to a four-year pay back agreement.
     Ms. Smith will also enter into a non-compete agreement for the first five years of her employment and for two years thereafter. Ms. Smith will be eligible to enter into a Change of Control Agreement in the form executed by other Centex executive officers and she will be entitled to receive perquisites and other benefits including participation in the Corporation’s severance policy (without regard to the 12 months’ service requirement), profit-sharing plan, supplemental executive retirement plan, salary continuation plan, and medical and welfare plans, as well as a car allowance, annual physical and fitness club, and relocation assistance to the area (including protection from loss on sale of her existing residence according to the Corporation’s relocation policy).
     The foregoing compensation was reflected in an offer letter provided by the Corporation to Ms. Smith which was subject to certain conditions and the approval of the Executive Committee and the Compensation and Management Development Committee of the Board, which approval was obtained on September 18 and September 19, 2006, respectively. The offer letter provides that Ms. Smith will be an “employee at will” and the letter is not a contract of employment.
Item 9.01 Financial Statements and Exhibits.
Item 9.01(d) Exhibits
                The following exhibits are filed with this Report.

Exhibit
Number	Description
99.1	Press release dated September 21, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: September 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 21, 2006